UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

NF Investment Corp.

(Exact name of registrant as specified in charter)

Maryland	61-1696304
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 38th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 813-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2015, NF Investment Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the Annual Meeting: (1) the election of William P. Hendry, to serve for a three-year term and until his successor is duly elected and qualified at the Company’s 2018 Annual Meeting of Stockholders or until his earlier death, resignation or removal; and (2) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Stockholders of record at the close of business on March 19, 2015, were entitled to vote at the Annual Meeting. As of March 19, 2015, the record date, there were 5,481,510 shares of common stock outstanding and entitled to vote. 5,388,054 shares of common stock of the Company were present or represented at the meeting, constituting a quorum.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each proposal was approved by the requisite vote.

Proposal 1a.	The election of William P. Hendry as a director to serve for a three-year term and until his successor is duly elected and qualified at the Company’s 2018 Annual Meeting of Stockholders or until his earlier death, resignation or removal:

Director Nominee	For	Withhold
William P. Hendry	5,388,054	0

Proposal 2.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
5,385,178	2,876	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF Investment Corp.

By:	/s/ Matthew Cottrell
Name:	Matthew Cottrell
Title:	Secretary

Date: May 18, 2015